Exhibit 1.1

13,000,000 American Depositary Shares

UP FINTECH HOLDING LIMITED

Representing 195,000,000 Class A Ordinary Shares, Par Value US$0.00001 Per Share

UNDERWRITING AGREEMENT

[•], 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States

As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

UP Fintech Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 195,000,000 Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Firm Securities”) in the form of 13,000,000 American Depositary Shares (as defined below).  The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 29,250,000 Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Option Securities”) in the form of 1,950,000 American Depositary Shares.

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Securities if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Offered Securities.” The Class A ordinary shares, par value US$0.00001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Ordinary Shares,” and an “Ordinary Share” shall refer to a Class A Ordinary Share or a Class B ordinary share, par value US$0.00001 per share, of the Company.

The Underwriters will take delivery of the Offered Securities in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [•], 2019 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive 15 Class A Ordinary Shares deposited pursuant to the Deposit Agreement. Unless the context otherwise requires, each reference to the Firm Securities, the Option Securities or the Offered Securities here also includes the underlying Class A Ordinary Shares (collectively, the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and a “bona fide electronic road show” is as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                      Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)                                 Registration Statements and Prospectuses. Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the Securities Act. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Time of Sale Prospectus, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s best knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, the Closing Date (as defined in Section 2 hereof) and any Option Closing Date (as defined in Section 2 hereof) complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T.

(b)                                 Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement and any amendment thereto, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not contain and, at the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 12 hereof.

(c)                                  Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. At the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 EGC Status and Testing-the-Waters Communication. (i) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (including any presentation slides used in connection with such communication). (ii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (iii) The Company has not distributed any Written Testing-the-Waters Communications [other than those listed on Schedule III hereto]. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication (if any), when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The fourth amended and restated memorandum and articles of association of the Company adopted on February 21, 2019, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable laws of Cayman Islands and, immediately following the closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f)                                   Subsidiaries and Affiliated Entities. Each of the entities identified on Schedule IV-A hereto is a subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”), and each of the entities through which the Company conducts its operations by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule IV-B hereto (for the avoidance of doubt, reference to a “Subsidiary” or an “Affiliated Entity” also includes the branch(es) established by such Subsidiary or Affiliated Entity). Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the equity interests in each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and applicable laws and regulations and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are owned directly as described in the Time of Sale Prospectus and the Prospectus, are fully paid in accordance with its articles of association and applicable laws and regulations and non-assessable and, except as disclosed in the Time of Sale Prospectus and the Prospectus, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued to or transferred among security holders in violation of (i) preemptive rights, rights of first refusal, rights of co-sale or similar rights of any security holder of such Subsidiary or Affiliated Entity, or (ii) any applicable law, or (iii) any consent, approval, authorization, license or permit of, or filing or qualification with, including any application of any of the foregoing, or judgment, order, decree or arbitration award of, any domestic or foreign regulatory authority, governmental body, agency, self-regulatory organization, court or arbitrator (each, a “Governmental Authority”) having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other companies over which it has direct or indirect effective control. Beijing Xiangshang Yingxin Science & Technology Co., Ltd (北京向上英鑫科技有限公司), an entity through which the Company used to conduct its operations by way of contractual arrangements, had been duly incorporated and validly existing as a corporation in good standing under the laws of the People’s Republic of China (the “PRC”) and had been in compliance with any provision of applicable law in all material respects until it had duly completed all the requested procedures with any applicable Governmental Authority in accordance with any applicable laws and was deregistered on January 21, 2019. None of Beijing Xiangshang Yingxin Science & Technology Co., Ltd, the Company or any of its Subsidiaries and Affiliated Entities has incurred, assumed or acquired any liabilities or obligations, direct or contingent, in connection with Beijing Xiangshang Yingxin Science & Technology Co., Ltd.

(g)                                  VIE Agreements and Ownership Structure.

(i)                                     The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.[1] through 10.[10] to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(ii)                                  Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any Governmental Authority) is required for the performance of the obligations under any VIE Agreement by the parties thereto; no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the Time of Sale Prospectus and the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the ownership structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)                               The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (C), where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement.

(iv)                              The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(h)                                 Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(i)                                     Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(j)                                    Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k)                                 Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)                                     Ordinary Shares. (i) The Ordinary Shares issued and outstanding prior to the issuance of the Offered Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the Ordinary Shares issued and outstanding prior to the issuance of the Offered Securities to be sold by the Company was issued to or transferred among security holders in violation of (i) preemptive rights, rights of first refusal, rights of co-sale or similar rights of any security holder of the Company, or (ii) any applicable law, or (iii) any consent, approval, authorization, license or permit of, or filing or qualification with, including any application of any of the foregoing, or judgment, order or decree of, any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries and Affiliated Entities. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities.

(m)                             American Depositary Shares. The Offered Securities, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(n)                                 Shares. (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, New Zealand, the PRC, Hong Kong, British Virgin Islands, Australia, Singapore, India or the United States.

(o)                                 Accurate Prospectus Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sales,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p)                                 Listing. The American Depositary Shares have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

(q)                                 Compliance with Law, Constitutive Documents, Contracts and Qualifications. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries and Affiliated Entities (A) is in breach or violation of any provision of applicable law, (B) is in breach or violation of its respective constitutive documents, (C) is in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities, or any judgment, order, decree or arbitration award of, any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, or (D) is, or expected to be, in default under or in breach or violation of any terms or conditions of any consent, approval, authorization, license, permit, certificate, declaration or order of, or filing or qualification with, or reports to, including any application or draft of any of the foregoing, any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (A), (C) and (D) above, where such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                                    Absence of Defaults and Conflicts Resulting from Transaction. The issuance, sale and delivery of the Offered Securities by the Company, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or any constitutive documents of the Company or any of its Subsidiaries and Affiliated Entities, (ii) any agreement or other instrument binding upon the Company, any of its Subsidiaries and Affiliated Entities that is material to the Company and the Subsidiaries and Affiliated Entities, taken as a whole, or (iii) any consent, approval, authorization, license, permit, certificate, declaration of, or filing or qualification with, or reports to, including any application or draft of any of the foregoing, or judgment, order, decree or arbitration award of, any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries and Affiliated Entities, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Offered Securities or the Shares.

(s)                                   No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the [share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets] of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any material business or any other asset, or (D) agreed to take any of the foregoing actions; and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or order or decree of any Governmental Authority.

(t)                                    No Pending Proceedings. [Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus], there are no legal, governmental or self-regulatory proceedings pending or threatened (including any inquiries or investigations by any Governmental Authority) to which the Company, any of its Subsidiaries and Affiliated Entities, or any of their respective shareholders, officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject, (i) other than proceedings that would not individually or in the aggregate have a Material Adverse Effect or that would not affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described. There are no legal, governmental or self-regulatory proceedings, or statutes or regulations that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Legal, governmental or self-regulatory proceedings include, but are not limited to, (i) any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order or (ii) any directive by, or any supervisory letter from Governmental Authority that currently restricts in any material respect the conduct of the business of the Company or its Subsidiaries and Affiliated Entities or that relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”). Neither the Company, its Subsidiaries nor its Affiliated Entities have been advised by any Governmental Authority that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or its Subsidiaries or Affiliated Entities which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, its Subsidiaries nor its Affiliated Entities nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Authority arising under applicable laws or regulations which would be required to be disclosed on the Form BD of a US Tiger Securities, Inc., except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the Company’s best knowledge, threatened, nor, to the Company’s best knowledge, do grounds exist for any such material action by any Governmental Authority; and except as disclosed on such Form BD, neither the Company, its Subsidiaries nor its Affiliated Entities nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any Governmental Authority from engaging in or continuing any conduct or practice in connection with any Company, Subsidiary, or Affiliated Entity activity.

(u)                                 Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)                                 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)                               Environmental Laws. (i) The Company and its Subsidiaries and Affiliated Entities (A) are in compliance with any and all applicable national, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(x)                                 Cyber Security and Data Protection. Except as described in the Time of Sale Prospectus and the Prospectus, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and its Subsidiaries and Affiliated Entities (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operations of the businesses of the Company and its Subsidiaries and Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its Subsidiaries and Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”)) used in connection with their businesses and implemented backup and disaster recovery technology consistent with industry standards and practice, and there have been no breaches, violations, outages, attack or unauthorized uses of or accesses to same; the Company and its Subsidiaries and Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(y)                                 Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period (as defined in Section 4(cc) hereof). Each officer, director and shareholder of the Company has furnished to the Representatives on or prior to the date hereof a lock-up letter substantially in the form of Exhibit A of Schedule V hereto (the “Lock-Up Letter by Director, Officer and Shareholder”), and the board of directors, as the administrator of our share incentive plan, and the authorized officers of the Company have furnished to the Representatives on or prior to the date hereof a lock-up letter substantially in the form of Exhibit C of Schedule V hereto with respect to the lock-up obligations owned by each of the option holders and restricted share unit holders to the Company (the “Lock-Up Letter by ESOP Administrator,” collectively with the Lock-Up Letter by Director, Officer and Shareholder, the “Lock-Up Letters” ). The representations and warranties made by the board of directors and authorized officers of the Company in the Lock-up Letter by ESOP Administrator substantially in the form of Exhibit C of Schedule V are true and accurate and nothing has been omitted from such representation and warranties which would make them misleading.

(z)                                  Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Affiliated Entities or their respective affiliates, nor any director or officer thereof, nor, nor, to the Company’s best knowledge, any employee, agent or representative of the Company or of any of its Subsidiaries or Affiliated Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action, or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and neither the Company nor its Subsidiaries and Affiliated Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries and Affiliated Entities and their respective affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Corruption Laws is pending or threatened.

(aa)                          Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”); and no investigation, action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or threatened.

(bb)                          Compliance with Economic Sanctions. (i) None of the Company, any of its Subsidiaries and Affiliated Entities, or any director, officer, or, to the Company’s best knowledge, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)                               the subject of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in, or a national, governmental entity, or agent of, a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation is, or whose government is, the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities have not engaged in for the past five years, are not now engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)                            Title to Property. (i) Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(dd)                          Possession of Intellectual Property. The Company and its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, [domain names], licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus and such as would not result in a Material Adverse Effect, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary or Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ff)                              Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or by any other party to any such contract or agreement.

(gg)                            Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities that would, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Time of Sale Prospectus and the Prospectus and such as would not result in a Material Adverse Effect, the Company and its Subsidiaries and Affiliated Entities are and have been at all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceeding with respect to labor law compliance exists or, to the knowledge of the Company, is imminent.

(hh)                          Insurance. Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably deems adequate and are customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ii)                                  Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, approvals, consents, orders, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses, except for such failure to possess, report or file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations, approvals, consents and permits; such licenses, certificates, authorizations, approvals, consents and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or adverse modification of any such license, certificate, authorization or permit; neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not, individually or in the aggregate, reasonably expect to have a Material Adverse Effect; any documents and materials in connection with any of such licenses, certificates, authorizations, approvals, consents and permits submitted to the relevant regulatory authorities are accurate and complete and does not omit any facts or statements, except for such inaccuracy, incompletion or omission that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Financial Service Licenses and Permits. Neither the Company nor any of its Subsidiaries and Affiliated Entities has applied for a license, permit, certificate, authorization or approval for providing financial services, including but not limited to securities brokerage service and investment advisory service, in any jurisdiction where such application was rejected or would be rejected; and in any jurisdiction where the Company and each of its Subsidiaries and Affiliated Entities has made application for a license, permit, certificate, authorization or approval for providing financial services, including but not limited to securities brokerage service and investment advisory service, but has withdrawn such application, neither the Company nor any of its Subsidiaries and Affiliated Entities are subject to any restrictions or threatened restrictions with respect to applying for and/or obtaining such license, permit, certificate, authorization or approval in future.

(kk)                          Registered Financial Service Providers in New Zealand.  Each of Top Capital Partners Limited, Top Capital Partners Custodians Limited and Tiger Holdings Group Limited is duly registered as a financial service provider with New Zealand Financial Markets Authority; Top Capital Partners Limited is an authorized and accredited market participant with New Zealand Exchange; and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. All directors, officers, employees, affiliates, partners and controlling persons of, and all persons having substantial influence over, each of Top Capital Partners Limited, Top Capital Partners Custodians Limited and Tiger Holdings Group Limited are duly registered with any Governmental Authority where such persons are required to complete such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect. The operations of each of Top Capital Partners Limited, Top Capital Partners Custodians Limited and Tiger Holdings Group Limited have been conducted in compliance with all applicable laws and applicable requirements of any Governmental Authority. None of Top Capital Partners Limited, Top Capital Partners Custodians Limited or Tiger Holdings Group Limited, or any of their respective directors, officers, employees, affiliates, partners, controlling persons and persons having substantial influence over them, is subject to a disqualification that would be a basis for censure or suspension or revocation of their respective registrations, memberships or qualifications.

(ll)                                  Registered Financial Service Provider(s) in Australia. Each of Fleming Funds Management Pty Limited and Top Capital Partners Limited is duly licensed as a financial service provider by the Australian Securities and Investments Commission; and such licenses have not been suspended, revoked or rescinded and remain in full force and effect. The business activities engaged in by Fleming Funds Management Pty Limited and Top Capital Partners Limited do not involve the handling of customer funds or securities. The operations of each of Fleming Funds Management Pty Limited and Top Capital Partners Limited have been conducted in compliance with all applicable laws and applicable requirements of any Governmental Authority. Neither of Fleming Funds management Pty Limited or Top Capital Partners Limited is subject to a disqualification that would be a basis for censure or suspension or revocation of their respective registrations, memberships or qualifications.

(mm)                  Licensed Trust or Company Service Provider in Hong Kong. Kastle Limited is duly licensed as a trust and company service provider by the Hong Kong Companies Registry; and such license has not been suspended, revoked or rescinded and remains in full force and effect. The business activities engaged in by Kastle Limited do not involve the handling of customer funds or securities. The operations of Kastle Limited have been conducted in compliance with all applicable laws and applicable requirements of any Governmental Authority. Kastle Limited, or any of its respective directors, officers, employees, affiliates, partners, controlling persons and persons having substantial influence over it, is not subject to a disqualification that would be a basis for censure or suspension or revocation of their respective license, registrations, memberships or qualifications. Tung Chi Consulting Limited is duly registered as an authorized insurance broker with the Hong Kong Confederation of Insurance Brokers; and such registration has not been suspended, revoked or rescinded and remains in full force and effect. Tung Chi Consulting Limited [is in the process of notifying Hong Kong Confederation of Insurance Brokers in relation to the shareholding change; neither the Company nor Tung Chi Consulting Limited has any reason to believe that such notification of shareholding change will not be completed and accepted in due course.] The business activities engaged in by Tung Chi Consulting Limited do not involve the handling of customer funds or securities. The operations of Tung Chi Consulting limited have been conducted in compliance with all applicable laws and applicable requirements of any Governmental Authority. Tung Chi Consulting Limited, or any of its respective directors, officers, employees, affiliates, partners, controlling persons and persons having substantial influence over it, is not subject to a disqualification that would be a basis for censure or suspension or revocation of their respective licenses, registrations, memberships or qualifications.

(nn)                          Registered Broker-dealer in the United States.  US Tiger Securities, Inc. is duly registered as a broker-dealer with the Commission, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. All persons associated with US Tiger Securities, Inc. are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with US Tiger Securities, Inc. requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect. The business activities engaged in by US Tiger Securities, Inc. do not involve the handling of customer funds or securities. The operations of US Tiger Securities, Inc. have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority, including, but not limited to: (i) establishing financial and operational controls and supervisory procedures in compliance with all applicable legal and regulatory requirements; and (ii) maintaining required minimum net capital and net capital in excess of levels that may require “early warning” notice to the Commission, FINRA or any other self-regulatory organization. None of the Company, its Subsidiaries or any Affiliated Entities or, to the Company’s best knowledge, any of their respective Associated Persons (as defined under the Exchange Act or the by-laws of FINRA, as applicable), is (i) ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as a person “associated” with a broker-dealer, (ii) subject to “statutory disqualification” (as such term is defined in Section 3(a)(39) of the Exchange Act) or (iii) is subject to a disqualification that would be a basis for censure or suspension or revocation of registration as a securities broker-dealer under Section 15 of the Exchange Act, or similar state law.

(oo)                          Commission and FINRA Filings. The Company, its Subsidiaries and its Affiliated Entities have duly filed with the Commission and FINRA, as the case may be, in correct form the reports, data, other information returns and other applications required to be filed under applicable laws and regulations and such reports, data, other information returns and other applications were complete and accurate and in compliance with the requirements of applicable laws and regulations as of the time of filing and are complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; the Company has previously delivered or made available to each Underwriter, to the extent such Underwriter has requested the same, accurate and complete copies of all such reports, data, other information returns and other applications; neither the Company, its Subsidiaries nor any Affiliated Entities (i) is subject to any formal or informal enforcement or supervisory action by the Commission or FINRA, or (ii) expects to be subject to any formal or informal enforcement or supervisory action by the Commission or FINRA. The Company’s indirect acquisition of greater than 25% of the equity interests of US Tiger Securities, Inc. has been duly approved by FINRA pursuant to NASD Rule 1017, and such approval remains in full force and effect.

(pp)                          Registered Investment Adviser in the United States. Wealthn L.L.C. is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The operations of Wealthn L.L.C. have been conducted in compliance with all applicable laws and applicable requirements of any Governmental Authority.

(qq)                          Registered Persons. Other than US Tiger Securities, Inc., which is duly registered as a broker-dealer with the Commission, Wealthn L.L.C., which is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, Top Capital Partners Limited, Top Capital Partners Custodians Limited and Tiger Holdings Group Limited, each of which is duly registered as a financial service provider with New Zealand Financial Markets Authority, Top Capital Partners Limited, which is an authorized and accredited market participant with New Zealand Exchange, Kastle Limited, which is duly registered as a trust and company service provider with the Hong Kong Companies Registry, Tung Chi Consulting Limited, which is an insurance broker duly registered with the Hong Kong Confederation of Insurance Brokers and [is in the process of notifying] the Hong Kong Confederation of Insurance Brokers in relation to the shareholding change, Fleming Funds Management Pty Limited and Top Capital Partners Limited, each of which is duly registered as a financial service provider with Australian Securities and Investments Commission, Tiger Brokers (Singapore) Pte. Ltd., which is in the process of applying for (pending approval) capital markets services licence with the Monetary Authority of Singapore, none of the Company or any of its Subsidiaries and Affiliated Entities (i) is or has been registered or is or has been involved in the process of being registered, (ii) is required or has been required to be registered or (iii) as a result of the transactions contemplated by this Agreement, will be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or as a commodity trading advisor, a commodity pool operator, a swap dealer, or a futures commission merchant under the Commodity Exchange Act of 1936, as amended, or as a broker or a dealer under the Exchange Act or the rules and regulations thereunder or the securities laws of any state, or as a registered or qualified financial service provider with any Governmental Authority, or as an authorized or accredited market participant with any stock exchange. To the Company’s best knowledge, no officer, partner, director, affiliate or employee of the Company, any of its Subsidiaries or Affiliated Entities is, or will as a result of the transactions contemplated by this Agreement be, required to register in any of the capacities described above, other than such officers, partners, directors, affiliates and employees of the Company, any of its Subsidiaries or Affiliated Entities who are so registered as of the date hereof.

(rr)                                Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(ss)                              PFIC Status. Based on the Company’s expected composition of income and assets and the value of its assets (which is based in part on the expected value of its American Depositary Shares), the Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year.

(tt)                                No Transaction or Other Taxes. Except with respect to income taxes imposed by any jurisdiction solely due to an Underwriter having tax residence or a fixed or permanent establishment or carrying on business therein, no transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, income or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of New Zealand, the PRC, Hong Kong, the United States, Australia, Singapore, India, British Virgin Islands or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment and issuance of the Shares and the sale and delivery of the Offered Securities by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement.

(uu)                          Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(vv)                          Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ww)                      Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xx)                          Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) which are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) material information relating to the Company, its Subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Upon consummation of the offering of the Offered Securities, the Internal Controls will be overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with the rules of the Nasdaq Global Select Market. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Board, a significant deficiency, material weakness, change in Internal Controls, fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, laws or regulations governing Internal Controls, or any matter which, if determined adversely, would have a Material Adverse Effect (each, an “Internal Control Event”). Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act, the rules of the Nasdaq Global Select Market, with respect to independent directors who are members of the Audit Committee, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission and the rules of the Nasdaq Global Select Market. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. Solely to the extent that the Sarbanes-Oxley Act have been and are applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

(yy)                          Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors nor its internal auditors recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(zz)                            Operating and Other Company Data. All operating and other data pertaining to the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including but not limited to number of registered users, number of customer accounts, number of customers with deposits, number of trading customers, total account balance, trading volume, and daily average trading volume, are true and accurate in all material respects.

(aaa)                   Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(bbb)                   Registration Statement Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ccc)                      No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(ddd)                   Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity, and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Governmental Authority in such Person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other similar taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Authority having jurisdiction over such Person.

(eee)                      Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE (the “SAFE Rules and Regulations”)).

(fff)                         M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the Nasdaq Global Select Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(ggg)                      Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(hhh)                   Absence of Manipulation. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(iii)                               No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans (including employee shareholding platform), qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jjj)                            No Immunity. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, British Virgin Islands, New Zealand, Australia, Singapore, India, Hong Kong, the PRC, the State of New York, or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, British Virgin Islands, New Zealand, Australia, Singapore, India, Hong Kong, the PRC, New York state or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement and Section [•] of the Deposit Agreement.

(kkk)                   Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, New Zealand, the PRC, British Virgin Islands, Australia, Singapore, India and Hong Kong and will be observed and given effect to by courts in the Cayman Islands, New Zealand, the PRC, British Virgin Islands, Australia, Singapore, India and Hong Kong subject to the principles and conditions under the laws of each of the foregoing jurisdictions, including but not limited to those described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. For example, the choice of the laws of the State of New York as the governing law of this Agreement will be recognized by the courts of Singapore as a valid choice of law, provided that (A) such law is proven to the satisfaction of the courts of Singapore; (B) such law will be disregarded if its application will be illegal or contrary to public policy or any applicable mandatory laws in Singapore; and (C) matters of procedure including questions of set-off and counter-claim, interest chargeable on judgment debts, priorities, measure of damages, limitation of actions and submissions to the jurisdiction of foreign courts are as a general rule governed by the laws of Singapore to the exclusion of the relevant expressed governing law. The Company has the power to submit, and pursuant to Section 13 of this Agreement and Section [•] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement and Section [•] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof and Section [•] of the Deposit Agreement.

(lll)                               Enforceability of Judgment. Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands, New Zealand, the PRC, British Virgin Islands, Australia, Singapore, India or Hong Kong for the enforcement thereof against the Company, and to ensure the legality of evidence in the Cayman Islands, New Zealand, the PRC, British Virgin Islands, Australia, Singapore, India and Hong Kong of this Agreement and the Deposit Agreement. Except as disclosed in the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, New Zealand, the PRC, British Virgin Islands, Australia, Singapore, India and Hong Kong subject to the principles and conditions under the laws of each of the foregoing jurisdictions, provided that, for example, (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (ii) with respect to courts of the PRC, (A) PRC courts may recognize and enforce foreign judgment in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principles of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments, and (B) according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company if they decided that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest, (iii) with respect to courts of the New Zealand, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of New Zealand, the courts of New Zealand will determinate whether a judgment obtained from the U.S. courts under the civil liability provisions of the securities laws is penal or punitive in nature, if so, the courts of New Zealand will not recognize or enforce a judgment against a New Zealand Company; (iv) with respect to courts of the Singapore, a final and conclusive judgment on the merits properly obtained against the Company in any competent court of the State of New York for a fixed sum of money in respect of any legal suit or proceeding arising out of or relating to this Agreement and which could be enforced by execution against the Company in the jurisdiction of the relevant court and has not been stayed or satisfied in whole may be sued on in Singapore as a debt due from the Company if (A) the relevant court had jurisdiction over the Company in that the Company was, at the time such proceeding was instituted, resident in the jurisdiction in which such proceeding had been commenced or had submitted to the jurisdiction of the relevant court, (B) that judgment was not obtained by fraud, (C) the enforcement of that judgment would not be contrary to public policy of Singapore, (D) that the judgment had not been obtained in contravention of the principles of natural justice, and (E) that the judgment of the relevant court does not include the payment of taxes, a fine or penalty; and the Company is not aware of any reason why the enforcement in the Cayman Islands, New Zealand, Singapore or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, New Zealand, Singapore or PRC.

(mmm)       No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(nnn)                   Broker-Dealer Affiliation. Except for (i) US Tiger Securities, Inc., a Subsidiary of the Company and a FINRA member, (ii) IB Global Investment LLC, a shareholder of the Company and (iii) David Eric Friedland, a director of the Company appointed by IB Global Investment LLC, there are no affiliations or associations between (i) any member of FINRA, and (ii) the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission. The transactions contemplated by this Agreement do not and will not cause the affiliation or association between any of US Tiger Securities, Inc., IB Global Investment LLC or David Eric Friedland and the Company to violate, breach, contravene or otherwise conflict with any FINRA rules and regulations.

(ooo)                   No Qualification Requirement. It is not necessary under the laws of the Cayman Islands, British Virgin Islands, New Zealand, Australia, Singapore, India, the PRC or Hong Kong (i) to enable the Underwriters to enforce their rights under this Agreement or the Deposit Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, British Virgin Islands, New Zealand, Australia, Singapore, India, the PRC or Hong Kong, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the Deposit Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands, British Virgin Islands, New Zealand, Australia, Singapore, India, the PRC or Hong Kong.

(ppp)                   Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party within the Restricted Period, unless consented to by the Company.

(qqq)                   Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(rrr)                            Tax Filings. (i) The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company) and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect). (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. (iii) All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the corresponding jurisdiction.

2.                                      Purchase, Sale and Delivery of the Shares.

(a)                                 On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[•] per share, the number of Firm Securities set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.

(b)                                 Payment for the Firm Securities to be sold hereunder is to be made in Federal or other funds immediately available in New York City against delivery of such Firm Securities to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York, at [10:00] a.m., New York time, on [•], 2019 or at such other time on the same or such other date, not later than [•], 2019, as designated in writing by the Representatives, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the Nasdaq Global Select Market is open for trading and on which banks in New York, Hong Kong and the PRC are open for business and are not permitted by law or executive order to be closed.

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Securities. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) thereafter from time to time within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which the Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than one nor later than 10 business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is one or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made in Federal or other funds immediately available in New York City through the facilities of DTC, New York, New York, at [10:00] a.m., New York time, on the Option Closing Date or at such other time on the same or such other date, not later than [•], 2019, as designated in writing by the Representatives.

(d)                                 The American Depositary Shares to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other funds immediately available to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

3.                                      Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement among Underwriters entered into by you and the several other Underwriters.

4.                                      Covenants of the Company.

The Company, in addition to its other agreements and obligations hereunder, covenants and agrees with the several Underwriters as follows:

(a)                                 To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)                                 To furnish to the Representatives, without charge, copies of the Registration Statement and the ADS Registration Statement reasonably requested by the Representatives (including, in each case, exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to [10:00] a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(f) or 3(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)                                  Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)                                 To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)                                  Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)                                   If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)                                 To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)                                     To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for (including without limitation, proceedings pursuant to Section 8A of the Securities Act), or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)                                    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)                                 During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement (if applicable) of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports or statements (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver reports or statements (financial or other).

(l)                                     (i) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital, issuance, registration, documentary, transaction, transfer, withholding, income, value-added or other similar taxes or duties, including any interest and penalties, on the creation, allotment, issue and sale of the Shares or American Depositary Shares to or by the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction; (ii) to ensure that all payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made provided that no such additional amounts shall be paid by the Company in respect of any tax imposed on the net income of the Underwriters as a result of any connection between the Underwriters and the jurisdiction imposing such tax other than as a result of the transaction contemplated in this Agreement; (iii) to ensure that all payable to be made by the Company to the Underwriters hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Underwriters, the Company shall pay such additional amounts equal to any applicable value added or similar tax.

(m)                             To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the Investment Company Act of 1940, and (ii) that would result in the Company being not in compliance with the SAFE Rules and Regulations.

(n)                                 Not to, and to cause each of its Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(o)                                 To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(p)                                 (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(q)                                 To comply with the PRC Overseas Investment and Listing Regulations, and to use its best efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including the SAFE Rules and Regulations).

(r)                                    To comply with any applicable laws requesting the Company and any of its Subsidiaries and Affiliated Entities and their respective shareholders, directors and officers to complete any filing and other procedures with any government body or agency following the issuance, sale and delivery of the Offered Securities by the Company and the execution and delivery by the Company of this Agreement and the Deposit Agreement.

(s)                                   To use best efforts to rectify or cure any current and future non-compliant incidents or business practice and implement and maintain effective measures to ensure continuing compliance in accordance with laws and regulations of New Zealand, the PRC, the United States, Australia, Hong Kong, Singapore, India, Cayman Islands and British Virgin Islands and any other jurisdictions applicable to the business and operation of each of the Company, the Company’s Subsidiaries and the Company’s Affiliated Entities, as the case may be.

(t)                                    To cause Tiger Technology Corporation Limited to file the tax return for 2015/16 with Hong Kong Inland Revenue Department as soon as practicable but no later than the 30th day following the Closing Date.

(u)                                 Not to, prior to December 31, 2022, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or other securities of the Company beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or its affiliates, or any shareholder’s rights associated with such Ordinary Shares, American Depositary Shares or other Company securities beneficially owned, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, American Depositary Shares or other Company securities to a former shareholder who violated immigration law in Hong Kong, or (ii) enter into any swap or other arrangement that transfers to such former shareholder, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, American Depositary Shares or other Company securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the sale of any Ordinary Shares, American Depositary Shares or other Company securities, including any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares by such former shareholder, (iv) to the extent required, approve or consent to any transaction substantially similar to those described in clause (i) or (ii) undertaken by a third party and such former shareholder or (v) engage in any transaction with such former shareholder in violation of any statute, rule, regulation or order of any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties.

(v)                                 To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period.

(w)                               If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(x)                                 Not to release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Restricted Period without the prior written consents of the Representatives.

(y)                                 To comply with the Sarbanes-Oxley Act and all applicable rules of the Nasdaq Global Select Market upon consummation of the offering of the Offered Securities.

(z)                                  Prior to the Closing Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(aa)                          Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or its affiliates, or any shareholder’s rights associated with such Ordinary Shares or American Depositary Shares beneficially owned, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Lock-up Letter by Director, Officer and Shareholders for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B of Schedule V hereto through a major news service at least two business days before the effective date of the release or waiver.

5.                                      Costs and Expenses.

Whether or not the transaction contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: [(i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the American Depositary Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 4(h) hereof, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the American Depositary Shares and all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vii) the reasonable fees of counsel incurred in connection with the distribution and sale of the American Depositary Shares into Canada, if applicable, (viii) the cost of printing certificates representing the Shares or the American Depositary Shares, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any vehicle or aircraft chartered for the purpose of the testing-the-waters and the road show, (xi) the document production charges and expenses associated with printing this Agreement, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnification” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses in connection with any offers they may make.]

6.                                      Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                                 The Registration Statement shall have become effective not later than [4:00] p.m. (New York City time) on the date hereof.

(b)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be,

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries and Affiliated Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, (i) to the effect set forth in Section 6(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such matters as the Representatives may reasonably require.

(d)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(e)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of O’Melveny & Myers LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)                                   The Underwriters shall have received on the date of this Agreement, Closing Date or Option Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, U.S. counsel for the Company, with respect to U.S. tax law, dated the date of this Agreement, Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Dorsey & Whitney LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Scarinci & Hollenbeck LLC, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(i)                                     The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, opinions of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j)                                    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, opinions of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k)                                 The Company shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of DaHui Lawyers, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(l)                                     The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Tompkins Wake, New Zealand counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(m)                             The Underwriters shall have received on the date of this Agreement, Closing Date or Option Closing Date, as the case may be, an opinion of Buddle Findlay, New Zealand counsel for the Company, with respect to New Zealand tax law, dated the date of this Agreement, Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters

(n)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Withers, Hong Kong counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(o)           The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Allen & Gledhill LLP, Singapore counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(p)           The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Ashurst Australia, Australia counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described under (d) to (p) above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(q)           The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(r)            The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(s)            The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of White & Case, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(t)            The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(u)           The Lock-up Letter by Director, Officer and Shareholder, each substantially in the form of Exhibit A of Schedule V hereto, executed by the individuals and entities listed on Schedule V hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, and the Lock-up Letter by ESOP Administrator substantially in the form of Exhibit C of Schedule V hereto with respect to the lock-up obligations owned by each of the option holders and restricted share unit holders to the Company, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(v)           The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(w)          The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(x)           The American Depositary Shares representing the Shares shall have been approved for listing on the Nasdaq Global Select Market, subject to only official notice of issuance.

(y)           If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after [4:00] p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(z)           The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(aa)         No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(bb)         FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(cc)         On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase any Option Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities to be sold on such Option Closing Date and other matters related to the issuance of such Option Securities.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5, 7 and 9 hereof).

7.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (the “Underwriter Indemnified Parties”), against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which any of the Underwriter Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication (if any) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and reimburse each such any Underwriter Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such person in connection with investigating or defending against any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental or regulatory inquiry related to the offering of the Shares, whether or not such foregoing person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof; and

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), against any losses, claims, damages or liabilities to which any of the Company Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to written information furnished to the Company by or through the Representatives specifically for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(c)

(d)           In case any proceeding (including any governmental or regulatory investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a), (b), (c) or (d) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b), (c) or (d) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action, or (iv) the indemnified party has incurred such fees and expenses of the counsel retained by it in connection with any regulatory investigation or inquiry. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a), (b), (c) or (d) hereof and by the Company in the case of parties indemnified pursuant to Section 7(d) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b), (c) or (d) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            In any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby, the Company hereby irrevocably submits to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “New York Courts”). The Company and each of the Company’s Subsidiaries and Affiliated Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Puglisi & Associates located at 850 Library Avenue, Suite 204 Newark, Delaware 19711 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(g)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of, on the one hand, any Underwriter Indemnified Party or any Designated Underwriter Indemnified Party, as the case may be, and on the other, any Company Indemnified Party, (ii) acceptance or delivery of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter Indemnified Party or any Designated Underwriter Indemnified Party, as the case may be, or to any Company Indemnified Party, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.             Effectiveness; Default by Underwriters.

(a)           This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)           If on the Closing Date or an Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours, you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or an Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or an Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 5 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Termination.

The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or other relevant changes, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.          Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Representatives, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, U.S., and to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, U.S.; and if to the Company, to 18/F, Grandyvic Building, No. 1 Building, No. 16 Taiyanggong Middle Road, Chaoyang District, Beijing, 100020 PRC.

11.          Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.          Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, consists of the concession figures appearing in the paragraph entitled “Commission and Expenses” and the addresses of the Representatives in the [sixth] paragraph under the caption “Underwriting.”

13.          Applicable Law and Jurisdiction.

(a)           This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(b)           Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Puglisi & Associates as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)           The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

14.          Judgement Currency.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.                               Representatives.

The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16.                               Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.                               Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)                                 The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)                                 The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)                                  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

18.                               Contractual Recognition of Bail-in.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Representatives to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                                     the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                                  the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Representatives or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)                               the cancellation of the BRRD Liability;

(iv)                              the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 18:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Representatives.

19.                               Recognition of the U.S. Special Resolution Regimes

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreemen were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                                     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                                  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                               a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.                               Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

UP Fintech Holding Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

As Representatives of the several

Underwriters listed on Schedule I hereto

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Securities to be Purchased

Citigroup Global Markets Inc
Deutsche Bank Securities Inc.
AMTD Global Markets Limited
China Merchants Securities (HK) Co., Limited
Top Capital Partners Limited
Total

SCHEDULE II

Time of Sale Prospectus

SCHEDULE III

Written Testing-the-Waters Communications

SCHEDULE IV-A

List of Subsidiaries

SCHEDULE IV-B

List of Affiliated Entities

SCHEDULE V

Parties to Execute Lock-up Letter by Director, Officer and Shareholder in the form in Exhibit A

Parties to Execute Lock-up Letter by ESOP Administrator in the form in Exhibit C

EXHIBIT A

LOCK-UP LETTER BY DIRECTOR, OFFICER AND SHAREHOLDER

EXHIBIT B

FORM OF WAIVER

FORM OF PRESS RELEASE

EXHIBIT C

LOCK-UP LETTER BY ESOP ADMINISTRATOR